UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Zumiez Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

ZUMIEZ INC. UPDATE REGARDING ITS ANNUAL MEETING OF SHAREHOLDERS

LYNNWOOD, Wash., May 22, 2020 (GLOBE NEWSWIRE) — Zumiez Inc. (NASDAQ: ZUMZ) today announced an update regarding its Annual Meeting of Shareholders originally scheduled to take place on Wednesday, June 3, 2020 at 9:00 a.m. (Pacific Time) at its Distribution Center located in Corona, California. Given the COVID-19 pandemic and the presence of various stay-at-home orders and travel restrictions, and to support the health and safety of shareholders and employees, the location of the Annual Meeting of Shareholders will change to the Company’s Home Office located at 4001 204th Street SW, Lynnwood, Washington 98036 on the same date and time as originally scheduled. While the Company had hoped to hold the meeting this year at its Distribution Center, under the circumstances, the meeting will be moved back to its Home Office, which is traditionally where it has been held each year. The meeting will be conducted with appropriate physical distancing and other health and safety protocols in place. The Company believes this one-time change will have a limited impact in part given the historically low attendance at the annual meeting (usually only one to three outside shareholders) and that shareholders may vote via the internet, by telephone or by proxy card as outlined in the Company’s previously distributed Notice of Annual Meeting of Shareholders and Proxy Statement.

About Zumiez Inc. Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of May 2, 2020 we operated 720 stores, including 607 in the United States, 52 in Canada, 49 in Europe and 12 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, blue-tomato.com and fasttimes.com.au

Company Contact:

Darin White

Director of Finance &

Investor Relations

Zumiez Inc.

(425) 551-1500, ext. 1337

Investor Contact:

ICR

Brendon Frey

(203) 682-8200

Source: Zumiez Inc.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Zumiez Inc. (the “Company”), dated April 24, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 3, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 22, 2020.

THIS NOTICE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2020

To the Shareholders of Zumiez Inc.:

Given the COVID-19 pandemic and the presence of various stay-at-home orders and travel restrictions, and to support the health and safety of shareholders and employees, the location of the Annual Meeting of Shareholders will change to the Company’s Home Office located at 4001 204th Street SW, Lynnwood, Washington 98036 on the same date and time as originally scheduled—Wednesday, June 3, 2020 at 9:00 a.m. (Pacific Time). The meeting will be conducted with appropriate physical distancing and other health and safety protocols in place.

While the Company had hoped to hold the meeting this year at its Distribution Center, under the circumstances, the meeting will be moved back to its Home Office, which is traditionally where it has been held each year. The proxy card, voting instruction form or notice of availability included with the proxy materials previously distributed will not be updated to reflect the change in location, but may continue to be used to vote your shares in connection with the Annual Meeting of Shareholders.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote online, by telephone, or if you received a paper copy of the voting card, submit your proxy by signing, dating and returning the accompanying proxy card in the enclosed prepaid return envelope.

By Order of the Board of Directors
Chris K. Visser
Chief Legal Officer and Secretary

Lynnwood, Washington

May 22, 2020